SUB-ITEM 77I

 MFS Global Growth Fund, a series of MFS Series Trust VIII, re-designated class R shares as class R1 shares and established a new class of shares, class R2 shares, as described in the prospectus supplement contained in Post-Effective Amendment No. 22 to the Registration Statement (File Nos. 33-37972 and 811-5262), as filed with the Securities and Exchange Commission via EDGAR on October 30, 2003, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.